Exhibit 99.2

SUPPORT AGREEMENT
This SUPPORT AGREEMENT (this “Agreement”), dated as of February 5, 2018, is entered into by and among First Solar, Inc., a Delaware corporation (“First Solar”), SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, the “Sponsors”), 8point3 Solar CEI, LLC, a Delaware limited liability company (“8point3 Solar”), 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company (“Investor Co 1”), 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company (“Investor Co 2”), CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company (“CD CEI V JV Holdco” and, together with 8point3 Solar, Investor Co 1 and Investor Co 2, collectively, “Parent”), 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company and wholly owned Subsidiary of 8point3 Solar (“Partnership Merger Sub”), 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“OpCo Merger Sub 1”), and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“OpCo Merger Sub 2” and, together with Parent, Partnership Merger Sub and OpCo Merger Sub 1, the “Parent Entities”). The Sponsors and the Parent Entities are sometimes referred to individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parent Entities, 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), 8point3 Operating Company, LLC, a Delaware limited liability company (“OpCo”), and 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), have entered into an Agreement and Plan of Merger and Purchase Agreement, dated as of the date hereof (the “Merger Agreement”), providing, among other things, for (i) the merger of Partnership Merger Sub with and into the Partnership (the “Partnership Merger”), with the Partnership surviving the Partnership Merger and becoming a wholly-owned subsidiary of 8point3 Solar, (ii) the merger of OpCo Merger Sub 1 with and into OpCo (“OpCo Merger 1”), with OpCo surviving OpCo Merger 1 (such surviving entity, the “Initial Surviving LLC”), (iii) the merger of OpCo Merger Sub 2 with and into the Initial Surviving LLC (“OpCo Merger 2”), with the Initial Surviving LLC surviving OpCo Merger 2 and becoming a wholly-owned subsidiary of 8point3 Solar, Investor Co 1 and Investor Co 2, and (iv) the transfer by Holdings to 8point3 Solar of 100% of the membership interests of the General Partner and 100% of the incentive distribution rights in OpCo, in all cases on the terms and subject to the conditions set forth in the Merger Agreement.
WHEREAS, as of the date hereof, each Sponsor is the beneficial owner of and is entitled to dispose and vote the number of Class B shares representing limited partner interests in the Partnership (the “Class B Shares” and, each such Class B Share beneficially owned by the Sponsors, an “Owned Share”), common units representing limited liability company interests in OpCo (“OpCo Common Units” and, each such OpCo Common Unit beneficially owned by the Sponsors, an “Owned Common Unit”), and subordinated units representing limited liability company interests in OpCo (“OpCo Subordinated Units” and, each such OpCo Subordinated Unit beneficially owned by the Sponsors, an “Owned Subordinated Unit”), in each case set forth on Schedule A hereto.

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Sponsors enter into this Agreement, and the Sponsors desire to enter into this Agreement to induce Parent to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:
1.Voting. Each Sponsor agrees that, except as otherwise contemplated by this Agreement or the Merger Agreement, at any meeting of the Shareholders or Unitholders, however called, or at any adjournment or postponement thereof, or in any circumstance in which the vote, consent or other approval of the Shareholders or Unitholders is sought, such Sponsor shall appear, or cause any of its applicable Affiliates to appear, at each such meeting, if it or they are entitled to do so, or otherwise cause all of its Owned Shares, Owned Common Units or Owned Subordinated Units, as applicable, to be counted as present at any such meeting for purposes of calculating a quorum and shall vote its Owned Shares, Owned Common Units or Owned Subordinated Units, as applicable, or cause its Owned Shares, Owned Common Units or Owned Subordinated Units, as applicable, to be voted (including by written consent, if applicable), (A) for approval of the Merger Agreement and any related proposal necessary or desirable for the consummation of the Transactions (including the Mergers) and (B) against: (1) any Alternative Proposal, including any Superior Proposal; (2) any action that would reasonably be expected to result in (x) a breach of or failure to perform in any material respect any representation, warranty, covenant or agreement of any Partnership Entity under the Merger Agreement or (y) any of the conditions set forth in Article VII of the Merger Agreement not being satisfied; or (3) any action that would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the consummation of the Mergers or the Equity Transfers.
2.    No Disposition or Adverse Act. Each Sponsor agrees that, except as contemplated by this Agreement and the Merger Agreement, such Sponsor shall not, and shall cause its Affiliates not to, without the prior written consent of Parent, (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the First Solar Owned Equity or the SunPower Owned Equity or any interest therein, as applicable, (ii) enter into any Contract, including any option, with respect to any Transfer of any or all of the First Solar Owned Equity or the SunPower Owned Equity or any interest therein, as applicable, (iii) grant any proxy, power-of-attorney or other authorization or consent or execute any written consent in or with respect to any or all of the First Solar Owned Equity or the SunPower Owned Equity, as applicable (other than (A) any proxy, power-of-attorney or other authorization that (x) is revocable and (y) directs the holder or grantee thereof to vote the First Solar Owned Equity or the SunPower Owned Equity, as applicable, in accordance with this Agreement or (B) any written consent executed in accordance with this Agreement following the Shareholder Meeting), with any such proxy, power-of-attorney, authorization or written consent purported to be granted by such Sponsor being void ab initio, or (iv) deposit any or all of the First Solar Owned Equity or the SunPower Owned Equity, as applicable, into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the First Solar Owned Equity or the SunPower Owned Equity, as applicable. Any attempted Transfer of First Solar Owned Equity or the SunPower Owned Equity or any interest therein, as applicable, in violation of this Section 2 shall be null and void. Notwithstanding the foregoing, in no way shall this Section 2 limit any right or obligation of any Person under any Existing Owner Pledge Agreement, including any exercise or enforcement of any right or remedy of the collateral agent party thereto.

3.    Additional Agreements.
(a)    Certain Events. In the event of any share or unit dividend, subdivision, reclassification, recapitalization, split, split-up, share or unit distribution, combination, exchange of shares or units or similar transaction or other change in the capital structure of the Partnership or OpCo affecting the First Solar Owned Equity or the SunPower Owned Equity, this Agreement and the obligations hereunder shall automatically attach to any additional First Solar Owned Equity and the SunPower Owned Equity issued to such Sponsor, as applicable.
(b)    Commencement or Participation in Actions. Each Sponsor agrees not to commence, participate in, or assist in any way in, and to take all actions necessary and effective to opt out of any class in any class action with respect to, any claim (i) challenging the validity of, alleging securities law violations or deficient disclosures or notice relating to, seeking to enjoin the operation of, or alleging or seeking any compensation, damages, remuneration, or any other form of relief for or relating to, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any duty of the General Partner, in its capacity as general partner of the Partnership or the Partnership’s capacity as managing member of OpCo, the General Partner Board or the GP Conflicts Committee in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby.
(c)    Communications. Each Sponsor shall not, and shall cause its Representatives (excluding the General Partner Board and the GP Conflicts Committee) not to, make any press release, public announcement or other public communication with respect to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby that disparages Parent or any of Parent’s Subsidiaries or Affiliates, or any of their respective directors, officers, trustees, employees or partners, or is inconsistent with this Agreement in any respect, without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed); provided that such consent shall not be required for (i) any disclosure required by applicable Law and (ii) disclosure with respect to any dispute between or among the Parties regarding this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby. Each Sponsor consents to and authorizes the publication and disclosure by Parent of such Sponsor’s identity and holding of the First Solar Owned Equity and the SunPower Owned Equity, as applicable, and the nature of such Sponsor’s commitments, arrangements and understandings under this Agreement.
(d)    Change of Control Transactions. Nothing in this Agreement shall prohibit or restrict the ability of either Sponsor to consider, discuss, negotiate or enter into any transaction or agreement that, if consummated, would result in one or more Persons controlling such Sponsor (such transaction or agreement, a “Sponsor Change of Control Transaction”) so long as such Sponsor, its successors or permitted assigns continue to be bound by and subject to, this Agreement. Subject to the immediately preceding sentence, (i) the execution of any agreement and the consummation of any Sponsor Change of Control Transaction (or potential Sponsor Change of Control Transaction) shall not be deemed to be a Transfer restricted by Section 2 and

(ii) the consideration, solicitation, negotiation, provision of information or execution of agreements, in each case to the extent reasonably related to any such Sponsor Change of Control Transaction (or potential Sponsor Change of Control Transaction), shall not be subject to any prohibitions and limitations set forth in this Agreement.
(e)    Waiver of Appraisal Rights. Each Sponsor hereby waives, and shall cause to be waived, any rights of appraisal or rights to dissent from the Mergers or the other transactions contemplated by the Mergers that such Sponsor or its Subsidiaries may have under applicable Law.
4.    Representations and Warranties of First Solar. First Solar represents and warrants to the Parent Entities as follows as of the date of this Agreement:
(a)    Organization. First Solar is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. First Solar has all requisite corporate power and authority to own, lease or otherwise hold, use and operate its properties, rights and other assets, including its Owned Shares, Owned OpCo Common Units and Owned OpCo Subordinated Units, and to carry on its business as currently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of First Solar to perform its obligations under this Agreement.
(b)    Title. On the date hereof, (i) First Solar 8point3 Holdings, LLC, a Delaware limited liability company (“First Solar Holdings”), is the record and beneficial owner of 18,642,896 Owned Shares, 5,665,978 Owned OpCo Common Units and 12,976,918 OpCo Subordinated Units (collectively, the “FS Holdings Owned Equity”), (ii) Maryland Solar Holdings, Inc., a Delaware corporation (“Maryland Solar Holdings”), is the record and beneficial owner of 3,474,029 Owned Shares, 1,055,832 Owned OpCo Common Units and 2,418,197 OpCo Subordinated Units (collectively, the “MS Holdings Owned Equity” and, together with the FS Holdings Owned Equity, the “First Solar Owned Equity”), (iii) the First Solar Owned Equity constitutes all of the Equity Securities in the Partnership and OpCo owned of record or beneficially by First Solar and its Affiliates (other than Holdings) and (iv) First Solar, through its wholly-owned Subsidiaries, has the sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and all other matters set forth in this Agreement, in each case with respect to all of the First Solar Owned Equity with no limitations, qualifications or restrictions on such rights, subject to applicable Laws and the terms of this Agreement, the Partnership Agreement, the OpCo LLC Agreement, the Limited Liability Company Operating Agreement of First Solar Holdings, dated as of March 6, 2015 (the “FS Holdings LLC Agreement”), and the Certificate of Incorporation and Bylaws of Maryland Solar Holdings (the “MS Holdings Organizational Documents”). Except as set forth in the Existing Credit Facility or the Existing Owner Pledge Agreements, or as permitted or required by this Agreement or the Merger Agreement, the First Solar Owned Equity is now, and at all times during the Term will be, held by First Solar Holdings and Maryland Solar Holdings, free and clear of any and all Liens whatsoever on title, or restrictions on transfer or exercise of any rights of a Shareholder or Unitholder, as applicable (other than under applicable Laws and as created by this Agreement, the Partnership Agreement, the OpCo LLC Agreement, the Organizational Documents of Holdings, the FS Holdings LLC Agreement and the MS Holdings Organizational Documents).

(c)    Authority. First Solar has all requisite corporate power and authority and has taken all necessary corporate action in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by First Solar and constitutes, assuming due authorization, execution, and delivery of this Agreement by the other Parties, a legal, valid and binding obligation of First Solar, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(d)    No Conflict; Consents and Approvals.
(i)    The execution, delivery and performance of this Agreement by First Solar, and the consummation by First Solar of the transactions contemplated hereunder, do not and will not (i) conflict with or violate the Organizational Documents of First Solar, First Solar Holdings or Maryland Solar Holdings, or entitle any Person to exercise any preferential purchase right, option to purchase or similar right with respect to the First Solar Owned Equity, (ii) conflict with or violate any Law applicable to First Solar or by which its properties are bound, including the First Solar Owned Equity, or (iii) result in the creation of any Lien upon the First Solar Owned Equity.
(ii)    The execution, delivery and performance of this Agreement by First Solar, and the consummation by First Solar of the transactions contemplated hereunder, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except (i) as may be required by applicable Laws and the Partnership Agreement, the OpCo LLC Agreement, the Organizational Documents of Holdings, the FS Holdings LLC Agreement and the MS Holdings Organizational Documents (which Consents, if any, have been obtained prior to the execution and delivery of this Agreement) and (ii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of First Solar to perform its obligations under this Agreement.
(e)    No Litigation. As of the date hereof, there is no Proceeding pending for which First Solar has received written notice or, to the knowledge of First Solar, threatened in writing against First Solar or any of its properties by or before any Governmental Authority that would reasonably be expected to materially impair the ability of First Solar to perform its obligations hereunder or consummate the transactions contemplated hereby.
5.    Representations and Warranties of SunPower. SunPower represents and warrants to the Parent Entities as follows as of the date of this Agreement:
(a)    Organization. SunPower is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. SunPower has all requisite corporate power and authority to own, lease or otherwise hold, use and operate its properties, rights and other assets, including its Owned Shares, Owned OpCo Common Units and Owned OpCo Subordinated Units, and to carry on its business as currently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of SunPower to perform its obligations under this Agreement.

(b)    Title. On the date hereof, (i) SunPower YC Holdings, LLC, a Delaware limited liability company (“SunPower Holdings”), is the record and beneficial owner of 28,883,075 Owned Shares, 8,778,190 Owned OpCo Common Units and 20,104,885 OpCo Subordinated Units (collectively, the “SunPower Owned Equity”), (iii) the SunPower Owned Equity constitutes all of the Equity Securities in the Partnership and OpCo owned of record or beneficially by SunPower and its Affiliates (other than Holdings) and (iii) SunPower has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and all other matters set forth in this Agreement, in each case with respect to all of the SunPower Owned Equity with no limitations, qualifications or restrictions on such rights, subject to applicable Laws and the terms of this Agreement, the Partnership Agreement, the OpCo LLC Agreement, and the Limited Liability Company Agreement of SunPower Holdings, dated as of March 6, 2015 (the “SP Holdings LLC Agreement”). Except as set forth in the Existing Credit Facility or the Existing Owner Pledge Agreements, or as permitted or required by this Agreement or the Merger Agreement, the SunPower Owned Equity is now, and at all times during the Term will be, held by SunPower Holdings, free and clear of any and all Liens whatsoever on title, or restrictions on transfer or exercise of any rights of a Shareholder or Unitholder, as applicable (other than under applicable Laws and as created by this Agreement, the Partnership Agreement, the OpCo LLC Agreement, the Organizational Documents of Holdings and the SP Holdings LLC Agreement).
(c)    Authority. SunPower has all requisite corporate power and authority and has taken all necessary corporate action in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by SunPower and constitutes, assuming due authorization, execution, and delivery of this Agreement by the other Parties, a legal, valid and binding obligation of SunPower, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(d)    No Conflict; Consents and Approvals.
(i)    The execution, delivery and performance of this Agreement by SunPower, and the consummation by SunPower of the transactions contemplated hereunder, do not and will not (i) conflict with or violate the Organizational Documents of SunPower or SunPower Holdings, or entitle any Person to exercise any preferential purchase right, option to purchase or similar right with respect to the SunPower Owned Equity, (ii) conflict with or violate any Law applicable to SunPower or by which its properties are bound, including the SunPower Owned Equity, or (iii) result in the creation of any Lien upon the SunPower Owned Equity.
(ii)    The execution, delivery and performance of this Agreement by SunPower, and the consummation by SunPower of the transactions contemplated hereunder, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except (i) as may be required by applicable Laws and the Partnership Agreement, the OpCo LLC Agreement, the Organizational Documents of Holdings or the SP Holdings LLC Agreement (which Consents, if any, have been obtained prior to the execution and delivery of this Agreement) and (ii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of SunPower to perform its obligations under this Agreement.

(e)    No Litigation. As of the date hereof, there is no Proceeding pending for which SunPower has received written notice or, to the knowledge of SunPower, threatened in writing against SunPower or any of its properties by or before any Governmental Authority that would reasonably be expected to materially impair the ability of SunPower to perform its obligations hereunder or consummate the transactions contemplated hereby.
6.    Representations and Warranties of the Parent Entities. The Parent Entities jointly and severally represent and warrant to the Sponsors as follows as of the date of this Agreement:
(a)    Organization. Each of the Parent Entities is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Parent Entities has all requisite corporate, limited liability company or similar power and authority to own, lease or otherwise hold, use and operate its properties, rights and other assets and to carry on its business as currently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.
(b)    Authority. Each of the Parent Entities has all requisite corporate or limited liability company power and authority and has taken all corporate or limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by each of the Parent Entities, and constitutes, assuming due authorization, execution, and delivery of this Agreement by the other Parties, a legal, valid and binding obligation of each of the Parent Entities, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c)    No Conflict; Consents and Approvals.
(i)    The execution, delivery and performance of this Agreement by the Parent Entities, and the consummation by the Parent Entities of the transactions contemplated hereunder, do not and will not (i) conflict with or violate the Organizational Documents of the Parent Entities, or (ii) conflict with or violate any Law applicable to the Parent Entities or by which their properties are bound.
(ii)    The execution, delivery and performance of this Agreement by the Parent Entities, and the consummation by the Parent Entities of the transactions contemplated hereunder, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except (i) as may be required by applicable Laws and the Organizational Documents of the Parent Entities (which Consents, if any, have been obtained prior to the execution and delivery of this Agreement) and (ii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.
(d)    No Litigation. As of the date hereof, there is no Proceeding pending for which the Parent Entities have received written notice or, to the knowledge of the Parent Entities, threatened in writing against the Parent Entities or any of their respective properties by or before any Governmental Authority that would reasonably be expected to impair the ability of the

Parent Entities to perform its obligations hereunder or consummate the transactions contemplated hereby.
(e)    No Fees. No Partnership Group Entity or Sponsor will have any liability for, and no broker, investment banker or financial advisor is entitled to, any broker’s, finders’ or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on the Contracts made by or on behalf of the Parent Entities.
7.    Termination.
(a)    Term. The term (the “Term”) of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of the Parties, (ii) an Adverse Recommendation Change, (iii) the consummation of the Closing and (iv) the termination of the Merger Agreement in accordance with its terms; provided that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to its termination.
(b)    Survival of Certain Provisions. Section 3(b), this Section 7(b) and Section 8 shall survive any termination of this Agreement.
8.    Miscellaneous.
(a)    Entire Agreement. This Agreement (together with Schedule A), and the Merger Agreement, constitutes the entire agreement, and supersedes all other prior Contracts, both written and oral, among the Parties with respect to the subject matter of this Agreement.
(b)    No Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that each of the Parent Entities may, without the consent of any of the Sponsors, assign this Agreement and any of their respective rights and obligations hereunder to one or more Affiliates of the Parent Entities to which rights, interests and obligations under the Merger Agreement are assigned in accordance with the Merger Agreement. Any purported assignment in violation of this Agreement is void.
(c)    Binding Successors. Each Sponsor agrees that this Agreement and the obligations hereunder shall attach to the Owned Shares, Owned OpCo Common Units and Owned OpCo Subordinated Units beneficially owned by such Sponsor and shall be binding upon any Person to which legal or beneficial ownership of such Owned Shares, Owned OpCo Common Units or Owned OpCo Subordinated Units shall pass, whether by operation of law or otherwise.
(d)    Modification or Amendments. Subject to the provisions of applicable Law, the Parties may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of each of the respective Parties.
(e)    Notices. All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (i) when sent, if sent by electronic mail (provided that no electronic notice of non-delivery is received by the sender), (ii) when delivered, if delivered personally to the intended recipient and (iii) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party:
If to the Parent Entities, to:
c/o Capital Dynamics Inc.
10 East 53rd Street, Floor 17
New York, New York
Attn: Tim Short
Email: TShort@capdyn.com
with a copy (which will not constitute notice) to:
Amis, Patel & Brewer, LLP
1634 I Street, NW
Suite 200
Washington, DC 20006
Attention: Nik Patel
Telephone: (202) 601-8503
Email: nikpatel@apbllp.com

If to First Solar:
c/o First Solar, Inc.
350 West Washington Street, Suite 600
Tempe, Arizona 85281
Attn: Jason Dymbort
Email: JDymbort@firstsolar.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Ave NW
Washington, DC 20005
Attn: Lance Brasher
Jeremy London
Email: lance.brasher@skadden.com
jeremy.london@skadden.com

If to SunPower:

c/o SunPower Corporation
1414 Harbour Way South, Suite 1901
Richmond, California 94804
Attn: Lindsey Wiedmann
Email: lindsey.wiedmann@sunpower.com

with a copy (which will not constitute notice) to:

Baker Botts L.L.P.
910 Louisiana St., 32nd Floor
Houston, Texas 77002
Attn: Joshua Davidson
Jonathan Bobinger
Email: joshua.davidson@bakerbotts.com
jonathan.bobinger@bakerbotts.com

or to such other address as will be furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 8(e).

(f)    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
(g)    Specific Performance. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 8(g) and Section 8(j), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (i) either Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(g), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
(h)    No Waiver. The failure of or delay by any Party in exercising any right hereunder will not operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.
(i)    No Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
(j)    Governing Law; Jurisdiction; Waiver of Jury Trial.
(i)    This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State.
(ii)    By execution and delivery of this Agreement, each Party irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8(j)(ii), (B) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable Law, any claim that (x) the Proceeding in such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(iii)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(j)(iii).
(k)    Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any Contract, document, or instrument means such Contract, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. The use of the words “include” or “including” in this Agreement will be deemed to be followed by the words “without limitation”. The use of the word “covenant” will mean “covenant and agreement”. The use of the words “or,” “either” or “any” will not be exclusive. Days mean calendar days unless specified as Business Days. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.
(l)    Counterparts. This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
(m)    Expenses. Each Party shall pay such Party’s own expenses incurred in connection with this Agreement.
(n)    No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in any of the Parent Entities any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares, Owned OpCo Common Units or Owned OpCo Subordinated Units. All rights, ownership and economic benefits of and relating to the Owned Shares, Owned OpCo Common Units and Owned OpCo Subordinated Units shall remain vested in and belong to the Sponsors, and none of the Parent Entities shall have authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Partnership or OpCo or exercise any power or authority to direct the Sponsors in the voting of any of the Owned Shares, Owned OpCo Common Units or Owned OpCo Subordinated Units, except as otherwise provided herein.
(o)    Non-Recourse. Any claim or cause of action based upon or arising out of this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted transferees hereunder) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties, “Non-Party Affiliates”) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Proceeding based upon or arising out of this Agreement, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.
(p)    Capacity. Each Sponsor makes its agreements and understandings herein solely in its capacity as the record holder or beneficial owner of its Owned Shares, Owned Common Units and Owned Subordinated Units. Notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a Sponsor, its Affiliates or their directors, officers or employees or any other Person solely in their capacity as directors or officers of the General Partner or any Partnership Group Entity.
(q)    Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. Certain other terms have the meanings ascribed to them below or elsewhere in this Agreement.
“Affiliate” has the meaning set forth in the Merger Agreement; provided, however, that for purposes of this Agreement, none of the General Partner or the Partnership Group Entities shall constitute an Affiliate of either Sponsor.
“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Excepted Parties” means Holdings, the General Partner, the Partnership Group Entities and their respective controlled Affiliates, and their respective officers, managers, directors (including the General Partner Board) and Representatives.
“Existing Owner Pledge Agreement” means each “Owner Pledge and Guarantee Agreement” (as defined in the Existing Credit Facility).
“Transfer” means, with respect to an Owned Share, Owned OpCo Common Unit or Owned OpCo Subordinated Unit, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such Owned Share, Owned OpCo Common Unit or Owned OpCo Subordinated Unit or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each Contract, including any option, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.
[Signatures on Following Pages.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

By:	Parent: 8POINT3 SOLAR CEI, LLC /s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

By:	8POINT3 CO-INVEST FEEDER 1, LLC /s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

By:	8POINT3 CO-INVEST FEEDER 2, LLC /s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

[Signature Page to Support Agreement]

By:	CD CLEAN ENERGY AND INFRASTRUCTURE V JV (HOLDCO), LLC /s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

By:	Partnership Merger Sub: 8POINT3 PARTNERSHIP MERGER SUB, LLC /s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

By:	OpCo Merger Sub 1: 8POINT3 OPCO MERGER SUB 1, LLC /s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

[Signature Page to Support Agreement]

By:	OpCo Merger Sub 2: 8POINT3 OPCO MERGER SUB 2, LLC /s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

[Signature Page to Support Agreement]

By:	First Solar: FIRST SOLAR, INC. /s/ Alexander R. Bradley
Name: Alexander R. Bradley
Title: Chief Financial Officer

[Signature Page to Support Agreement]

By:	SunPower: SUNPOWER CORPORATION /s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Support Agreement]